Exhibit 99.1

Pulse Biosciences Reports Business Updates and Fourth Quarter & Full Year 2023 Financial Results

HAYWARD, Calif. [Business Wire] – March 28, 2024. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary CellFX® Nanosecond Pulsed Field Ablation™ (nsPFA™) technology, today announced business updates and financial results for the fourth quarter and full year ended December 31, 2023.

Recent Business Highlights

CellFX nsPFA Percutaneous Electrode (End-effector of the proprietary designed and engineered CellFX nsPFA energy delivery system)

●	Received U.S. FDA 510(k) clearance for use in non-cardiac soft tissue ablation.
●

Completed enrollment in the 30-patient first-in-human clinical trial on the treatment of benign thyroid nodules and principal investigator Dr. Stefano Spiezia presented the groundbreaking positive clinical data at the North American Society for Interventional Thyroidology 2024.

CellFX nsPFA 360° Cardiac Catheter (End-effector of the proprietary designed and engineered CellFX nsPFA energy delivery system)

●

Completed 60-Day post-procedure evaluations of the initial patients treated in the catheter first-in-human feasibility study; the remaps demonstrated exceptional lesion quality, exceeding clinicians' expectations.

●	Dr. Vivek Reddy showcased the first-in-human cases in a podium presentation at the 29th Annual AF Symposium which was well received by colleagues in the audience.

CellFX nsPFA Cardiac Clamp (End-effector of the proprietary designed and engineered CellFX nsPFA energy delivery system)

●	Filed FDA 510(k) submission in December 2023, and is continuing discussions with FDA.

Announcement of Rights Offering & Universal Shelf Filing

●

The Company’s Board of Directors has approved plans to initiate a rights offering, pending U.S. Securities and Exchange Commission (SEC) approval of a registration statement that is expected to be filed next week, as detailed in the Company’s press release issued earlier today titled, Pulse Biosciences Announces Plans to Initiate a Rights Offering

●

Consistent with the Company’s prior rights offerings, the units of stock and warrants will only be offered to existing stockholders as of a predetermined and to be announced record date, to be announced once the registration statement becomes effective. Additional details on the rights offering can be found in the Company’s press release issued earlier today.

●

To fund its future operations, the Company has filed a preliminary registration statement with the SEC to establish a universal shelf pursuant to which, once it is effective, the Company may, from time to time, sell up to an aggregate of $50 million worth of its common stock, preferred stock, depositary shares, warrants, debt securities, or units over the three year life of the universal shelf.

“In 2023 the Pulse Biosciences team executed on the development of our portfolio of CellFX nsPFA devices. This progress has led to significant milestones like the FDA clearance of the CellFX nsPFA Percutaneous Electrode System, exceptional clinical results in the 60 day remaps of our first patients treated in the CellFX nsPFA 360° Cardiac Catheter first-in-human feasibility study, and the 510(k) submission of our CellFX nsPFA Cardiac Clamp,” said Kevin Danahy, President and Chief Executive Officer of Pulse Biosciences.

Fourth Quarter 2023 Financial Results

Total GAAP costs and expenses, representing cost of revenues, research and development, sales and marketing, and general and administrative expenses, for the three months ended December 31, 2023, were $12.5 million compared to $8.7 million for the prior year period. The increase in GAAP costs and expenses was primarily driven by an increase in non-cash stock-based compensation expense which was $3.3 million for the three months ended December 31, 2023 compared to $0.7 million for the prior year period. The remaining increase in costs and expenses compared to the prior year was driven by an increase in research and development expenses to support the development of the CellFX nsPFA product portfolio. Non-GAAP costs and expenses for the three months ended December 31, 2023, were $8.9 million compared to $7.7 million for the prior year period.

GAAP net loss for the three months ended December 31, 2023 was ($11.9) million compared to ($9.2) million for the three months ended December 31, 2022. Non-GAAP net loss for the three months ended December 31, 2023 was ($8.3) million compared to ($8.1) million for the three months ended December 31, 2022.

Full Year 2023 Financial Results

Total GAAP costs and expenses, representing cost of revenues, research and development, sales and marketing and general and administrative expenses, for the full year of 2023 were $43.6 million, compared to $58.8 million in 2022. Non-GAAP costs and expenses for the full year of 2023 were $35.1 million compared to $51.3 million in the prior year. The decrease in costs and expenses compared to the prior year period was primarily driven by optimizing headcount and streamlining and focusing resources on advancing the development of the CellFX nsPFA product portfolio.

GAAP net loss for the full year of 2023 was ($42.2) million compared to ($58.5) million for 2022. Non-GAAP net loss for 2023 was ($33.8) million compared to ($51.1) million in 2022.

Cash and cash equivalents totaled $44.4 million as of December 31, 2023, compared to $61.1 million as of December 31, 2022 and $50.4 million as of September 30, 2023. Cash used in the fourth quarter of 2023 was $6.9 million compared to $8.0 million in the same period in the prior year and $8.7 million used in the third quarter of 2023. Excluding net proceeds from financing, cash used in the full year of 2023 totaled $32.8 compared to $47.3 million used in 2022.

Reconciliations of GAAP to non-GAAP cost and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call today, March 28, 2024, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-877-704-4453 for domestic callers or 1-201-389-0920 for international callers. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization and restructuring charges. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Non-cash expenses for stock-based compensation.  The Company has excluded the effect of stock-based compensation expenses in calculating the Company’s non-GAAP cost and expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based and performance-based options, such as options that vest as a result of the Company’s market capitalization. Depending upon the size, timing and terms of the grants, as well as the probability of achievement of performance-based awards, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons from period to period.

Depreciation and amortization.  The Company has excluded depreciation and amortization expense in calculating its non-GAAP cost and expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Restructuring charges.  The Company has excluded restructuring charges in calculating its non-GAAP cost and expenses and net loss measures. Restructuring programs involve discrete initiatives designed to improve operating efficiencies and include employee termination, contract termination, and other exit costs associated with the restructuring program. The Company believes that excluding discrete restructuring charges allows for better comparisons from period to period.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts and plans to sell products commercially, such as its plans to demonstrate advantages of its CellFX nsPFA Percutaneous Electrode over current treatment options, statements concerning the Company’s future fundraising efforts and whether those efforts will allow the Company to continue current operations as planned, statements concerning market opportunities, customer adoption and future use of the CellFX System to address a range of conditions such as atrial fibrillation, statements concerning early clinical successes and whether they are predictive of the safety and efficacy of any medical device such as the CellFX nsPFA 360° Cardiac Catheter, Pulse Biosciences’ expectations, whether stated or implied, regarding whether the Company’s CellFX nsPFA technology will become a disruptive and durable treatment option for treating atrial fibrillation or any other medical condition, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$44,365	$61,139
Prepaid expenses and other current assets	963	1,008
Total current assets	45,328	62,147

Property and equipment, net	1,528	1,961
Intangible assets, net	1,886	2,551
Goodwill	2,791	2,791
Right-of-use assets	7,256	8,062
Other assets	365	365
Total assets	$59,154	$77,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,836	$1,573
Accrued expenses	3,814	2,595
Lease liability, current	1,058	896
Related party note payable, current	—	917
Total current liabilities	6,708	5,981

Lease liability, less current	8,086	9,144
Related party note payable, less current	—	65,000
Total liabilities	14,794	80,125

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value: authorized – 500,000 shares; issued and outstanding – 55,144 shares and 37,235 shares at December 31, 2023 and December 31, 2022, respectively	55	37
Additional paid-in capital	381,220	292,420
Accumulated other comprehensive income (loss)	—	—
Accumulated deficit	(336,915)	(294,705)
Total stockholders’ equity (deficit)	44,360	(2,248)
Total liabilities and stockholders’ equity	$59,154	$77,877

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Product revenues	$—	$(9)	$—	$700
Total revenues	—	(9)	—	700
Cost and expenses:
Cost of revenues	—	1,291	—	11,944
Research and development	7,799	4,095	27,797	20,839
Sales and marketing	—	768	—	12,019
General and administrative	4,734	2,582	15,777	13,955
Total cost and expenses	12,533	8,736	43,574	58,757
Loss from operations	(12,533)	(8,745)	(43,574)	(58,057)
Other income (expense):
Interest income (expense), net	600	(452)	1,364	(448)
Total other income (expense)	600	(452)	1,364	(448)
Net loss	(11,933)	(9,197)	(42,210)	(58,505)
Other comprehensive gain:
Unrealized gain on available-for-sale securities	—	—	—	—
Comprehensive loss	$(11,933)	$(9,197)	$(42,210)	$(58,505)
Net loss per share:
Basic and diluted net loss per share	$(0.22)	$(0.25)	$(0.88)	$(1.72)
Weighted average shares used to compute net loss per common share — basic and diluted	55,058	37,229	48,038	33,935

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
Stock Based Compensation Expense:	2023	2022	2023	2022
Cost of revenues	$—	$13	$—	$217
Research and development	1,733	323	3,491	1,563
Sales and marketing	—	(39)	—	733
General and administrative	1,611	451	3,690	2,678
Total stock-based compensation expense	$3,344	$748	$7,181	$5,191

*For the three and twelve month periods ended December 31, 2023, the Company reclassified certain expenses as a result of the shift in focus from dermatology to cardiology. Expenses previously included in Cost of Revenues are now recorded as a part of Research and Development, and expenses previously included in Sales and Marketing are now recorded as a part of General and Administrative.

PULSE BIOSCIENCES, INC.

Consolidated Revenue Financial Highlights

(In thousands)

(Unaudited)

	Three-Month Periods Ended				Twelve-Month Periods Ended
	December 31,				December 31,
	2023		2022		2023		2022
Revenue by category:
Systems	$—	0%	$(16)	0%	$—	0%	$560	80%
Cycle units	—	0%	7	0%	—	0%	140	20%
Total revenue	$—	0%	$(9)	-	$—	0%	$700	100%

Revenue by geography:
North America	$—	0%	$(9)	0%	$—	0%	$517	74%
Rest of World	—	0%	—	0%	—	0%	183	26%
Total revenue	$—	0%	$(9)	-	$—	0%	$700	100%

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three-Month Periods Ended		Twelve-Month Periods Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of GAAP to non-GAAP Cost of revenues:
GAAP Cost of revenues	$—	$1,291	$—	$11,944
Less: Stock-based compensation expense	—	(13)	—	(217)
Less: Depreciation and amortization	—	(3)	—	(18)
Less: Restructuring	—	—	—	(43)
Non-GAAP Cost of revenues	$—	$1,275	$—	$11,666

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$7,799	$4,095	$27,797	$20,839
Less: Stock-based compensation expense	(1,733)	(323)	(3,491)	(1,563)
Less: Depreciation and amortization	(54)	(78)	(226)	(281)
Less: Restructuring	—	—	(38)	(177)
Non-GAAP Research and development	$6,012	$3,694	$24,042	$18,818

Reconciliation of GAAP to non-GAAP Sales and marketing:
GAAP Sales and marketing	$—	$768	$—	$12,019
Less: Stock-based compensation expense	—	39	—	(733)
Less: Depreciation and amortization	—	(10)	—	(53)
Less: Restructuring	—	—	—	(598)
Non-GAAP Sales and marketing	$—	$797	$—	$10,635

Reconciliation of GAAP to non-GAAP General and administrative:
GAAP General and administrative	$4,734	$2,582	$15,777	$13,955
Less: Stock-based compensation expense	(1,611)	(451)	(3,690)	(2,678)
Less: Depreciation and amortization	(250)	(245)	(980)	(1,003)
Less: Restructuring	—	—	(5)	(60)
Non-GAAP General and administrative	$2,873	$1,886	$11,102	$10,214

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$12,533	$8,736	$43,574	$58,757
Less: Stock-based compensation expense	(3,344)	(748)	(7,181)	(5,191)
Less: Depreciation and amortization	(304)	(336)	(1,206)	(1,355)
Less: Restructuring	—	—	(43)	(878)
Non-GAAP Cost and expenses	$8,885	$7,652	$35,144	$51,333

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(11,933)	$(9,197)	$(42,210)	$(58,505)
Add: Stock-based compensation expense	3,344	748	7,181	5,191
Add: Depreciation and amortization	304	336	1,206	1,355
Add: Restructuring	—	—	43	878
Non-GAAP Net loss	$(8,285)	$(8,113)	$(33,780)	$(51,081)